                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              UNOCAL CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                          Unocal Corporation
                                          1201 West 5th Street
                                          Los Angeles, California 90017

                       [LOGO OF UNOCAL]

                                          April 11, 1995

Dear Stockholder:

  Please accept my personal invitation to attend our Annual Meeting of Stockholders on Monday, May 22, 1995. This year's meeting will be held in the auditorium of Unocal's Sugar Land, Texas office, at 14141 Southwest Freeway, Sugar Land, Texas at 10:00 A.M.

  Your vote is important. I urge you to complete, sign, and return the enclosed proxy card. If you plan to attend the Stockholders Meeting, please complete and return the business reply card enclosed with the Proxy Statement. That card also provides space for any comments you may have on matters concerning Unocal. I welcome your comments and assure you they will be considered.

  Auditorium seating is limited. If you are a beneficial owner of Unocal stock held by a bank, broker, or investment plan (with your stock held in "street name") you may need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from the bank or broker are examples of proof of ownership. Stockholders of record may be asked for identification for admittance to the meeting.

  I look forward to seeing you on May 22.

                                          Sincerely,

                                          /s/ RICHARD J. STEGEMEIER

                                          Richard J. Stegemeier
                                          Chairman

                                          NOTICE OF 1995
                                          ANNUAL MEETING
                                          OF STOCKHOLDERS
                       [LOGO OF UNOCAL]
                                          Unocal Corporation

  The Annual Meeting of Stockholders of Unocal Corporation (the "Company"), a Delaware corporation, will be held in the auditorium at the Unocal's Sugar Land, Texas office, 14141 Southwest Freeway, Sugar Land, Texas, on Monday, May 22, 1995, at 10:00 A.M., Central Time, for the following purposes:

  (1) To elect five directors for three-year terms that expire in 1998 and to elect one director for a two-year term that expires in 1997;

  (2) To ratify the action of the Board of Directors in appointing Coopers & Lybrand L.L.P. as the Company's independent accountants for 1995;

  (3) To consider and act upon the stockholder proposals described in the accompanying Proxy Statement if presented at the meeting; and

  (4) To consider and act upon such other matters as may properly be brought before the meeting and any adjournment thereof.

  Only stockholders of record at the close of business on March 31, 1995 are entitled to vote at the Annual Meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ DENNIS P. R. CODON

                                          Dennis P. R. Codon
                                          Vice President, General Counsel,
                                          and Corporate Secretary

April 11, 1995
Los Angeles, California

                                          PROXY STATEMENT

                       [LOGO OF UNOCAL]

                                          Unocal Corporation
                                          1201 West 5th Street
                                          Los Angeles, California 90017

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors and management of Unocal Corporation (the "Company" or "Unocal"), a Delaware corporation, for use at the Annual Meeting of Stockholders of the Company to be held on May 22, 1995 and any adjournment thereof, pursuant to the Notice of the Meeting.

  The Notice of Annual Meeting and the Proxy Statement, proxy card, and the Company's 1994 Annual Report are being mailed to stockholders commencing on or about April 11, 1995.

  As of March 31, 1995, the Company had 245,271,842 shares of common stock outstanding. Only common stockholders of record on the books of the Company at the close of business on March 31, 1995 are entitled to vote at the meeting. A stockholder of record is entitled to one vote for each share of common stock owned. Pursuant to Delaware law, shares voted by brokers as to discretionary matters only and shares abstaining will be counted as present for the purpose of determining whether there is a quorum. With regard to the election of directors, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions on items 2 (ratification of appointment of independent accountants), 3 or 4 (stockholder proposals) will have the effect of negative votes. The New York Stock Exchange has informed the Company that the two stockholder proposals are "non-discretionary," and brokers who have received no instructions from their clients do not have discretion to vote on these items. Such broker "non votes" will not be counted as votes cast in determining the outcome of the stockholder proposals.

                              GENERAL INFORMATION

  This proxy is solicited by the Board of Directors. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and regular and temporary employees of the Company and its subsidiaries may solicit proxies by telephone, electronic mail, personal interview, facsimile and other written communication. The Company also has retained D. F. King & Co., Inc., New York, New York, to assist in the solicitation of proxies for a fee estimated to be $15,000 plus reimbursement of out of pocket expenses. The Board of Directors has appointed directors Mr. MacDonald G. Becket, Dr. Donald P. Jacobs, and Mr. Frank C. Herringer as the proxy holders for the 1995 meeting of stockholders.

The Company's general proxy voting policy is:

  "Unocal's Board of Directors wishes to encourage stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. Therefore, the Company shall retain an independent third party to receive and tabulate stockholder proxy votes. The manner in which any stockholder votes on any particular issue shall, subject to any federal or state law requirements, be strictly confidential."

  The Board of Directors considers that some stockholders may wish the Company to know how they have voted and the Company, where possible, may wish to inquire as to how stockholders have voted.

  If you wish the Company to have access to your proxy card, you may check the box marked "OPEN BALLOT" on the proxy card and your proxy will be made available to the Company. Your vote will remain confidential if you do not check the OPEN BALLOT box.

  A stockholder who has returned a proxy may revoke it at any time before it is voted at the meeting by executing a later-dated proxy, by voting by ballot at the meeting, or by filing an instrument of revocation with the Inspector of Elections.

                                    ITEM 1.
                             ELECTION OF DIRECTORS

  On March 27, 1995, the Board of Directors unanimously adopted an amendment to the Bylaws increasing the number of directors from 12 to 13, effective May 22, 1995. The Board is divided into three classes. Directors in each class are normally elected for three-year terms or until their successors are duly elected and qualified. The Board has designated the directorship resulting from the increase in the number of directors to be in the class of directorships whose terms expire in 1997 in order to more nearly achieve equality of the number of directors among the classes. Accordingly, five directors will be elected at the Annual Meeting for terms expiring in 1998, and one director will be elected for a term expiring in 1997.

  Each of the six nominees has complied with the requirements of Article III,
Section 6 of the Company's Bylaws, which reads in part as follows:

  ". . . A nomination shall be accepted, and votes cast for a proposed nominee shall be counted by the inspectors of election, only if the Secretary of the Corporation has received at least 30 days prior to the meeting a statement over the signature of the proposed nominee that such person consents to being a nominee and, if elected, intends to serve as a director. Such statement shall also contain the Unocal stock ownership of the proposed nominee, occupations and business history for the previous five years, other directorships, names of business entities of which the proposed nominee owns a 10 percent or more equity interest, listing of any criminal convictions, including federal or state securities violations, and all other information required by the federal proxy rules in effect at the time the proposed nominee submits said statement."

  If the Corporate Secretary of the Company advises the Board that information provided by any nominee is incomplete, that nominee may be disqualified to stand for election as a director. If any nominee becomes unavailable to serve as a director, and if the Board designates a substitute nominee, the proxy holders will vote for the substitute nominee designated by the Board.

  Information about the persons nominated for election as directors, as well as those directors continuing in office, is set forth on the following pages. The positions and titles are for both Unocal and Union Oil Company of California unless otherwise stated.

  Directors are elected by a plurality of the votes of the shares entitled to vote on the election and present, in person or by proxy, at the Annual Meeting.

  THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM FOR ALL SIX NOMINEES UNLESS AUTHORIZATION TO VOTE FOR THE ELECTION OF ONE OR MORE NOMINEES HAS BEEN WITHHELD.

NOMINEES FOR DIRECTOR--TERMS TO EXPIRE 1998

FRANK C. HERRINGER
President and Chief Executive Officer
Transamerica Corporation (insurance and financial services)
Age: 52
Director since 1989

  Mr. Herringer has been President of Transamerica Corporation since April 1986. He also has been Chief Executive Officer of Transamerica Corporation since April 1991 and a director of Transamerica Corporation since June 1986. Mr. Herringer is also a director of Pacific Telesis Group, and was a director of Sedgwick Group plc through May 1994.

JOHN F. IMLE, JR.
President
Age: 54
Director since 1988

  Mr. Imle was named President of the Company in July 1994 and assigned to direct the Company's growth activities and certain corporate staff groups in the newly created Office of the Chief Executive Officer. From June 1992 until July 1994 he served as Executive Vice President of the Company and President of the Energy Resources Division, which encompassed the Company's worldwide oil, gas, and geothermal businesses. Mr. Imle was Senior Vice President from October 1988 until his appointment as Executive Vice President.

DONALD P. JACOBS
Dean, J. L. Kellogg Graduate School of Management
Northwestern University
Age: 67
Director since 1972

  Dr. Jacobs is also a director of Commonwealth Edison Company, First Chicago Corporation and its subsidiary, First National Bank of Chicago, Hartmarx Corporation, Pet, Inc., UDC Homes, Inc., and Whitman Corporation.

J. STEVEN WHISLER
Senior Vice President
Phelps Dodge Corporation (copper mining)
Age: 40

  Mr. Whisler has been Senior Vice President of Phelps Dodge Corporation, a major international mining and manufacturing company, and President of Phelps Dodge Mining Company, its largest division, since 1991. He was Senior Vice President and General Counsel of Phelps Dodge Corporation from 1988 until 1991. Mr. Whisler is a director of First Interstate Bank of Arizona, N.A.

MARINA V.N. WHITMAN
Professor of Business Administration and Public Policy, University of Michigan
Age: 60
Director since 1993

  Dr. Whitman has been a Professor at the University of Michigan since September 1992. Prior thereto, she spent 13 years at General Motors Corporation, 6 years as Vice President and Chief Economist and 7 years as Vice President and Group Executive, Public Affairs Staffs. She was a member of the President's Advisory Committee on Trade Policy and Negotiations and currently serves on the Advisory Council of the Office of Technology Assessment of the U.S. Congress. She is currently a director of Aluminum Company of America, Procter & Gamble Company, Chemical Banking Corporation and Browning-Ferris Industries, Inc., and is a member, director or trustee of several educational and professional organizations.

NOMINEE FOR DIRECTOR--TERM TO EXPIRE 1997

JOHN W. CREIGHTON, JR.
President and Chief Executive Officer
Weyerhaeuser Company (forest products)
Age: 62

  Mr. Creighton has been President since 1988 and Chief Executive Officer since 1991 of Weyerhaeuser Company. He is also a director of Washington Energy Company, Portland General Corporation, Quality Food Centers, Inc. and MIP Properties, Inc.

CONTINUING DIRECTORS--TERMS TO EXPIRE 1997

JOHN W. AMERMAN
Chairman and Chief Executive Officer
Mattel, Inc. (children's toys)
Age: 63
Director since 1991

  Mr. Amerman has been Chairman of the Board and Chief Executive Officer of Mattel, Inc. since February 1987 and a director of Mattel, Inc. since November 1985.

ROGER C. BEACH
Chief Executive Officer
Age: 58
Director since 1988

  Mr. Beach was named Chief Executive Officer in May 1994. He heads the Office of the Chief Executive Officer, formed in July 1994. He served as President and Chief Operating Officer from June 1992 until May 1994. Mr. Beach was appointed President of the Unocal Refining & Marketing Division in April 1986, and from May 1987 also served as Senior Vice President of the Company.

MACDONALD G. BECKET, F.A.I.A.
Former Chairman and Chief Executive Officer
The Becket Group (architects and engineers)
Age: 66
Director since 1988

  Mr. Becket was Chairman and Chief Executive Officer of The Becket Group from 1969 to 1988. Welton Becket Associates, a subsidiary of The Becket Group, was a major architectural and engineering firm. The firm merged in 1987 with Ellerbe, Inc., forming Ellerbe Becket, now the largest architectural firm in the United States. At the present time, Mr. Becket is acting as a consulting architect on various architectural, construction and real estate related projects.

CONTINUING DIRECTORS--TERMS TO EXPIRE 1996

MALCOLM R. CURRIE
Former Chairman and Chief Executive Officer
Hughes Aircraft Company (defense and space electronics)
Age: 68
Director since 1990

  Dr. Currie was Chairman and Chief Executive Officer of Hughes Aircraft Company, a wholly-owned subsidiary of General Motors Corporation, from May 1988 through June 1992. Dr. Currie is also a director of Investment Company of America, L.S.I. Logic Corporation and U.S. Electricar. He is Chairman of the Board of Trustees of the University of Southern California.

NEAL E. SCHMALE
Chief Financial Officer
Age: 48
Director since 1991

  Mr. Schmale was named Chief Financial Officer in July 1994, joining the newly created Office of the Chief Executive Officer. He served as Senior Vice President of the Company from July 1988 to July 1994. Mr. Schmale was President of the Petroleum Products and Chemicals Division (which encompassed Refining and Marketing and Chemicals and Minerals operations) from June 1992 until July 1994. He was President of the Unocal Chemicals & Minerals Division from May 1991 to June 1992.

RICHARD J. STEGEMEIER
Chairman of the Board
Age: 67
Director since 1980

  Mr. Stegemeier has been Chairman of the Board since April 1989. He served as Chief Executive Officer from August 1988 until his retirement as an employee in May 1994. From December 1985 to June 1992 he was President. Mr. Stegemeier is also a director of First Interstate Bancorp, Northrop Grumman Corporation, Outboard Marine Corporation, Halliburton Corporation and Foundation Health Corporation.

CHARLES R. WEAVER
Former Chairman of the Board and Chief Executive Officer
The Clorox Company (household consumer products)
Age: 66
Director since 1990

  Mr. Weaver was Chairman of the Board of the Clorox Company from April 1986 and Chief Executive Officer of the Clorox Company from October 1985 until his retirement in June 1992. He is also a director of Potlatch Corporation.

BOARD AND COMMITTEE MEETINGS

  The Board of Directors met nine times in 1994. Mr. Imle, whose duties required extensive overseas travel in 1994, attended 72% of the meetings of the Board and the committees on which he served. All other directors attended at least 83% of the total number of meetings of the Board and the committees on which they served.

  The Board of Directors has the following standing committees:

  Accounting, Auditing & Ethics Committee. Messrs. Weaver (Chairman), Amerman, Becket and Dr. Whitman. The Committee, composed entirely of non-employee directors, met seven times in 1994. Its primary functions are (a) to periodically review the Company's accounting, financial reporting, and control policies and procedures, (b) to recommend to the Board of Directors the firm of certified public accountants to be retained as the Company's independent auditors, and (c) to review Company policies and procedures relating to business conduct and conflicts of interest. The Committee meets separately with the Company's independent certified public accountants and the internal audit staff.

  Board Governance Committee. Messrs. Herringer (Chairman), Amerman, Dr. Jacobs and Dr. Whitman. The Committee, composed of four non-employee directors, met two times in 1994. In July 1994, the Committee succeeded the former Nominating Committee (which met once in 1994), and its role has been expanded. The Committee recommends the composition, role, structure and procedures of the Board of Directors and Board committees and recommends candidates for election as directors of the Company. The Committee's policy is to consider qualified candidates including those submitted by stockholders. Stockholders may recommend candidates by writing to the Corporate Secretary.

  Executive Committee. Messrs. Beach (Chairman), Amerman, Currie and Herringer. The Committee, composed of three non-employee Directors and the Chief Executive Officer, was formed in July, 1994, and did not meet in 1994. During the periods between Board meetings, the Executive Committee has the powers and authority of the Board, except for those powers specifically reserved to the full Board by the Delaware General Corporation Law and the Bylaws.

  Health, Environment & Safety Committee. Messrs. Becket (Chairman), Amerman, Weaver and Dr. Whitman. The Committee, composed entirely of non-employee directors, met three times in 1994. Its primary functions are to review (a) activities of the Health, Environment & Safety Department, (b) with the Company's General Counsel, any environmental legislation or matters that could significantly impact the Company, (c) reports of significant environmental issues involving the Company, and (d) the findings of any examination by regulatory agencies.

  Management Committee. Messrs. Beach (Chairman), Imle and Schmale. The Committee, composed of three employee directors, met 27 times in 1994. In July 1994, the Management Committee succeeded the former executive committee, which met 28 times in 1994. During the periods between Board meetings, the Management Committee generally has the powers and authority of the Board, except for those powers specifically reserved to the full Board by the Delaware General Corporation Law and the Bylaws, and subject to approval limits established by the Board.

  Management Development & Compensation Committee. Drs. Jacobs (Chairman), Currie and Mr. Herringer. The Committee, composed entirely of non-employee directors, met five times in 1994. Its primary functions are establishing the base salaries of senior officers and administering all executive incentive compensation programs. The Committee also reviews the performance of and succession plans for senior management. The Committee retains an outside consultant to advise it.

  Retirement Plan Committee. Dr. Claude S. Brinegar (Chairman), Mr. Becket, Dr. Jacobs, Messrs. Stegemeier and Weaver. The Committee is composed of three non-employee directors. Mr. Stegemeier served as an officer through April 1994, and Mr. Brinegar served as an officer through April 1992. The Committee met three times in 1994. Its primary function is to control and manage the assets of the Company's Retirement Plan, which includes setting investment objectives, establishing asset allocation strategy, and selecting and replacing investment managers, consultants, and trustees.

DIRECTORS' COMPENSATION

  Directors who are also employees of the Company receive no additional compensation for services as directors. During 1994, except as discussed in the following paragraph, each non-employee director received an annual retainer fee of $18,000. Each non-employee director also received a fee of $1,500 for each Board meeting attended, except that each received $4,500 for attending the December 5, 1994 Board Meeting. Non-employee committee members received a fee of $1,000 for each committee meeting attended. In addition, each non-employee committee chairman received an annual retainer fee of $4,000. All directors are reimbursed for actual out-of-pocket expenses incurred in attending meetings and Company business. Effective January 1, 1995, the fee for each one-day Board meeting attended remains at $1,500, and the fee for each two-day Board meeting attended is $6,000. Also effective January 1, 1995, the annual retainer fee for each non-employee committee chairman is $6,000. The annual retainer and committee meeting attendance fees for 1995 remain the same as the 1994 fees.

  Mr. Stegemeier has a contract effective May 1994 through May 1995 under which he is compensated for continuing as Chairman of the Board subsequent to his retirement as an officer of the Company. This compensation is in lieu of the compensation provided to non-employee directors described in the preceding paragraph. The contract provides for $110,000 to be paid in equal monthly installments, a secretary, and reimbursement of expenses.

  Mr. Brinegar, whose term expires at the Annual Meeting, had a consulting contract with the Company that expired April 30, 1994, under which he was paid $12,500 in four monthly installments in 1994.

  On April 29, 1991, the Company's stockholders approved the Directors' Restricted Stock Plan (the "Plan") for non-employee directors. The Plan has a term of 10 years and is administered by the Management Committee. The Plan provides for compensation in addition to the cash fees described above in the form of a grant of restricted shares of common stock equal in value to 20 percent of the director's fees. A director can also make an annual election to defer all or a portion of his or her cash fees into restricted stock. This gives non-employee directors an opportunity to increase their stockholdings, which further aligns the interests of non-employee directors with those of other stockholders. In return for forgoing immediate cash compensation, each director receives restricted stock equal in value to 120 percent of the compensation deferred. A plan amendment, effective upon the implementation of the new rules under Section 16 of the Securities Exchange Act of 1934, will reduce the amount of the stock received to 110 percent of the value of the compensation deferred. Six non-employee directors elected to defer 100% of their director fees for the period May 1, 1994 to June 1, 1995.

  The aggregate number of shares that may be issued under the Plan is 300,000. The shares issued are restricted for five years. Such shares cannot be sold, transferred, or pledged during the restriction period and are subject to forfeiture if the director resigns or chooses not to stand for election during the restriction period.

                        SECURITY OWNERSHIP OF MANAGEMENT

  The following table shows the beneficial ownership of shares of the Company's common stock as of March 15, 1995 by all directors and nominees for directors, named executive officers and by all directors and executive officers as a group.

                                           SOLE VOTING  SHARED VOTING
                                               OR            OR       ACQUIRABLE
                                           INVESTMENT    INVESTMENT   WITHIN 60
                  NAME                        POWER         POWER      DAYS(C)
                  ----                     -----------  ------------- ----------
John W. Amerman..........................      3,887         1,000
Roger C. Beach...........................      9,583        40,044     144,455
MacDonald G. Becket......................      3,328
Claude S. Brinegar.......................     24,990                    31,203
Dennis P. R. Codon.......................      4,590         8,113      22,950
John W. Creighton, Jr....................      1,000
Malcolm R. Currie........................      6,209         1,200
Frank C. Herringer.......................     11,097(A)
John F. Imle, Jr.........................     19,038        41,814     128,540
Donald P. Jacobs.........................     13,178         3,483(B)
John W. Schanck..........................     10,276        10,495      24,623
Neal E. Schmale..........................     16,013        32,361      87,876
Richard J. Stegemeier....................     49,648       155,166     293,958
Charles R. Weaver........................     10,359
J. Steven Whisler........................      2,000
Marina v.N. Whitman......................      2,949
All directors, nominees for directors and
 executive officers as a group (18
 persons, including those listed
 above)(D)...............................    188,443       298,923     728,234

- --------

(A) Includes 400 shares held by Mr. Herringer as custodian for his daughter.
(B) Dr. Jacobs disclaims beneficial ownership of these shares, which are held directly by his wife.
(C) Reflects the number of shares that could be purchased by exercise of options presently exercisable or exercisable within 60 days from March 15, 1995. Includes 287,132 shares represented by options with an exercise price above the closing market price on March 15, 1995.
(D) Shares beneficially owned by all directors, director nominees and executive officers as a group are less than 1 percent of common stock outstanding. No shares of the Company's preferred stock are owned by directors, director nominees or executive officers.

                             EXECUTIVE COMPENSATION
        REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

  This report of the Management Development and Compensation Committee of the Board of Directors (the "Committee") describes the executive compensation programs and policies of the Company. The Management Incentive Program, approved in 1991 by 88.8 percent of the Company's voting stockholders, comprises the Company's long and short-term incentive compensation programs. Key elements of the administrative process and the compensation programs are:

  .  Committee members are non-employees

  .  Salaries are based on comparison with petroleum industry averages

  .  Short and long-term incentives are linked to share price performance

  . Annual bonus plan and performance share program are based on Unocal's return to stockholders compared to that of a peer group of companies

  . Stock Option Program mandates share ownership after exercise, except for participants age 60 and older

  .  Committee retains and is assisted by an outside consultant

  The Committee, composed entirely of non-employee directors, is responsible for setting and administering the annual and long-term compensation programs. The Committee reviews and determines executive officer salaries and awards under the Management Incentive Program. The Committee is assisted by an outside consultant. The consultant and the Chief Executive Officer are present at Committee meetings but cannot vote. The Committee meets outside the presence of the Chief Executive Officer on certain matters including CEO compensation and certain succession issues. The Committee met five times in 1994.

  The Management Incentive Program grew out of a major review of the Company's businesses and their potential to create value for the stockholder. Based on the results of this review, management established a set of stockholder value-based priorities for the Company. The Management Incentive Program was developed to reinforce these priorities. The Program explicitly links short and long-term incentive compensation to the Company's share price and its return to stockholders (share price appreciation plus dividends) compared to that of a group of 19 companies in energy and energy-related businesses (the "Peer Group"). The group as a whole is designed to have a business mix that is similar to that of Unocal. The effects of commodity price changes and other external events should be similar for Unocal. The companies comprising the Peer Group are reviewed periodically and changed as the lines of business of these companies, and of Unocal, change. Prior to 1993 the Peer Group consisted of 16 companies. As the result of the acquisition of one of the Peer Group companies by another company, it is anticipated that for 1995 the Peer Group will consist of 18 companies.

  The Committee has been advised that stock options under the Long-Term Incentive Plan currently satisfy Internal Revenue Service guidelines and thus remain deductible expenses under the performance-based Compensation requirements of new Section 162(m) of the Internal Revenue Code. Under the Incentive Compensation Plan, the Committee has removed its discretion to increase awards where such discretion would limit deductibility under Section 162(m). The Committee has taken steps to make grants of performance share awards under the Long-Term Incentive Plan in 1994 and thereafter consistent with IRS requirements for deductibility. It is the Committee's belief and intention that all executive compensation will be fully deductible in 1994 and 1995 under current guidelines and assumptions.

SALARY

  The base salaries of the CEO and the other named executive officers are established annually and when there is a significant change in the executive's responsibilities. The Committee reviews the responsibilities, experience and performance of the officers. The Committee also examines survey data on the compensation paid by a group of thirteen integrated petroleum companies for similar positions. These Companies are used because they voluntarily participate in a salary survey compiled by a third-party consultant. Nine of these companies are also currently part of the Peer Group used for purposes of comparing stockholder returns. The objective of the Committee is to establish base salaries that are near the mean paid by these thirteen companies, with adjustments for reporting relationships, responsibilities, job scope and inflation since the last survey data. After increases to the base salaries of the executive officers as a group and for the CEO were made in 1994, the salaries of those officers as a group and that of the CEO were lower than the estimated mean of comparative salaries for the thirteen companies.

REVISED INCENTIVE COMPENSATION PLAN

  The Company's stockholders approved the Revised Incentive Compensation Plan, the Company's annual bonus plan for senior and middle management, as part of the Management Incentive Program on April 29, 1991. Each award period under the Plan is one year. Total cash awards under the Plan are determined in part by comparing the Company's return to stockholders with the average return achieved by the Peer Group.

  The Committee establishes individual target awards for the CEO, the named executive officers, and the other participants. The sum of these awards is the target fund for the annual award period. Each target award is based on the executive's position, responsibilities and the annual bonuses awarded by the thirteen petroleum companies used for comparing executive compensation.

  The actual fund available for awards is initially established by how the Company's return to stockholders compares to that of the Peer Group. For 1994 the Company's comparative return to stockholders was 97 percent of that of the Peer Group. The Committee may then reduce the fund if the Company's adjusted return on average stockholder equity does not meet the requirement established by the Committee, which was 10.5 percent for 1994. The Company's adjusted return on average stockholder equity for 1994 was 8.7 percent. Therefore, the fund was reduced from 97% to 80% of the target fund. The available fund is allocated to participants based on individual performance and achievement of established goals. The CEO's award of $264,367 was 80 percent of his target award, and he elected to defer 50% of the award into restricted stock.

  A recipient may elect to receive up to 50 percent of the award in the form of restricted stock. The restriction period is five years. The award is forfeited if the recipient resigns or is terminated for cause prior to the end of the restriction period. The forfeiture provision does not apply to participants retiring at or after age 65. Amounts deferred into restricted stock are augmented by 20 percent to compensate for the risk of forfeiture. In 1993, the current CEO elected to have the maximum, 50 percent, of his 1994 award deferred into restricted stock. The Company's executive officers, eight as of the end of 1994, including the CEO, elected to receive, an average of 29 percent of their awards as restricted stock.

LONG-TERM INCENTIVE PLAN OF 1991

  The Long-Term Incentive Plan of 1991 (the "1991 Plan") was also approved by the Company's stockholders as part of the Management Incentive Program. The 1991 Plan has a term of 10 years and is administered by the Committee. Awards may be in the form of non-qualified stock options, performance shares and restricted stock. For each type of award, compensation is linked to the performance of the Company's common stock and increases in stockholder value.

  The Committee granted a target number of performance share units to the CEO and the named executive officers for the 1991 through 1994 performance period. Each unit is the equivalent of one share of the Company's common stock. The target awards are dependent on the executive's level of responsibility and base compensation. The current CEO's target was 6,172 units.

  Awards are determined by how the Company's return to stockholders for the four-year performance period compares to that of the Peer Group. The maximum percentage of the target award that can be paid is 200 percent of the awards granted. During the 1991 to 1994 performance period Unocal's average annual return to stockholders was slightly above that of the Peer Group. For that performance period, 101 percent of the target number of performance shares was paid to the participants, including the CEO.

  The CEO and the named executive officers have also received non-qualified stock options under the 1991 Plan as well as under the predecessor plan, the Long-Term Incentive Plan of 1985. The Committee determines eligible participants and the number of options to be granted. Option grants are normally made in March. Prior option grants are not considered in making these awards. The only numerical restriction on grants is the total number of shares available under the Plan. The option exercise price is the fair market value on the date of grant. Exercise of the option results in compensation to the employee only if the fair market value on the date of exercise exceeds the price on the date granted.

  The number of options granted to the executive officers as a group is determined by reviewing option grants for similar level positions by the thirteen companies. The compensation value of the option grants to the executive officers as a group is also compared to option grants and compensation data available from the proxy data of other large public companies. Since the total number of shares available under the Long-Term Incentive Plan is less than 5% of the outstanding shares, individual grants during the term of the plan are not of such magnitude as to warrant review of possible dilutive effects on the Company's stock.

  In order to further promote share ownership by management, the Plan requires that for grants made in 1991 and thereafter, 50 percent of the gain realized upon exercise be paid as restricted stock. The restriction period is five years and the award is forfeited if the recipient resigns or is terminated for cause prior to the end of the restriction period. A recipient who is 60 years or older at the date of exercise receives unrestricted shares. In 1994, Mr. Beach did not exercise any options.

PAY FOR PERFORMANCE

  In 1994 the Company adopted a Pay for Performance program covering substantially all regular full-time U.S.-payroll employees and most non-U.S. employees. Under the program, employees can receive from 0% to 12% of their base pay if cash flow and other pre-established performance targets are met. The target awards of participants in the Incentive Compensation Plan are reduced by 6% of base pay to reflect potential payments under this program.

  For 1994, Pay for Performance resulted in an average payout of 6.25% of base pay. This reflected the attainment of performance goals that were aligned with increasing stockholder values, including increased cash flow. The 1994 payout for the CEO was $37,858.

  As described above, Unocal aligns management and stockholder interests by linking executive incentive compensation programs directly to share price and the creation of stockholder value. The Long-Term Incentive Plan of 1991 also provides for grants of restricted stock to middle managers whose performance and potential is exceptional. The restriction period is 10 years and the award is forfeited if the recipient resigns or is removed for cause prior to the end of the restriction period. In addition, the Company has incentive programs for other employees that focus on real contributions to the success of the Company and its stockholders.

                                          The Management Development
                                          and Compensation Committee
                                          of the Board of Directors

                                          Donald P. Jacobs
                                          Malcolm R. Currie
                                          Frank C. Herringer

                               PERFORMANCE GRAPH

CUMULATIVE RETURN TO STOCKHOLDERS*
December 31, 1989 to December 31, 1994
                            [PERFORMANCE GRAPH HERE]

                                                          AT DECEMBER 31,
                                                   1989 1990 1991 1992 1993 1994
                                                   ---- ---- ---- ---- ---- ----
       Unocal..................................... $100 $90  $83  $93  $104 $105
       S&P Domestic Integrated Oil Cos............  100  97   86   92    96  102
       S&P 500 Composite..........................  100  97  126  136   149  152

*Share price changes plus reinvested dividends.

NOTE: The S&P Domestic Integrated Oil Index consists of 11 companies, including Unocal, 8 of which are also part of the Peer Group. The S&P index is used for this presentation because the SEC-mandated methodology for the performance graph differs from that used to compare Unocal and Peer Group performance for certain compensation purposes.

  The preceding report of the Compensation Committee and performance graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general incorporation by reference of this Proxy Statement into any other document or its inclusion as an exhibit thereto.

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL
                                 COMPENSATION (A)                 LONG-TERM COMPENSATION
                              --------------------------  --------------------------------------
                                                                   AWARDS             PAYOUTS
                                                          ------------------------ -------------
                                                           RESTRICTED   SECURITIES                 ALL OTHER
        NAME AND                                              STOCK     UNDERLYING     LTIP         COMPEN-
       PRINCIPAL               SALARY          BONUS         AWARDS      OPTIONS      PAYOUTS       SATION
        POSITION         YEAR (DOLLARS)    (DOLLARS) (B)  (DOLLARS) (C)   NUMBER   (DOLLARS) (D) (DOLLARS) (E)
       ---------         ---- ---------    -------------  ------------- ---------- ------------- -------------
Richard J. Stegemeier... 1994 $288,333(F)    $206,012(F)    $      0        None     $406,503       $9,000(F)
Former Chief Executive   1993  850,000        255,000        311,383      69,053      395,240       13,048
 Officer                 1992  805,000        287,500        373,206      92,537      818,330        9,858
Roger C. Beach.......... 1994  641,667        170,042        165,279      46,436      166,023        9,000
Chief Executive Officer  1993  541,667        210,000        109,918      34,080      133,392       12,988
                         1992  416,250        192,500        107,109      27,582      268,861       10,345
John F. Imle, Jr........ 1994  438,333        171,862           None      30,512      163,306        9,000
President                1993  416,667        205,000           None      25,466      130,871       12,915
                         1992  370,833        100,000        129,818      27,164      263,014       10,317
Neal E. Schmale......... 1994  333,333         71,667         65,018      22,095      125,189        9,000
Chief Financial Officer  1993  313,333         85,000        103,813      17,917       96,086       12,788
                         1992  283,333         75,000         97,377      18,269      180,676       10,566
John W. Schanck......... 1994  232,500         48,020         43,762      11,145       67,329        7,690
Group Vice President,    1993  195,504         40,000         48,868       8,321       31,110        9,059
 Oil & Gas Operations    1992  176,754         40,500         52,592       9,008         None        9,844
Dennis P. R. Codon...... 1994  236,667         50,460         30,026      10,427       53,799        9,000
Vice President, General  1993  213,333         52,000         27,500       8,421       33,473       11,551
 Counsel and Corporate   1992  162,917         48,600          7,016       7,104         None        8,183
 Secretary

- --------
(A) Perquisites are excluded as their value did not meet the reporting threshold of the lesser of $50,000 or 10 percent of salary plus bonus.

(B) Amounts consist of cash payments pursuant to the Revised Incentive Compensation Plan and the Pay for Performance program. Amounts deferred into restricted stock under the Revised Incentive Compensation Plan appear in the "Restricted Stock Awards" column. See also footnote C. The Pay for Performance program, applicable to nearly all Company employees, became effective in 1994. The program provides payments to employees when specific goals, including a cash flow threshold, are met.

(C) Restricted stock awards may be elected in lieu of cash bonus payments under the Revised Incentive Compensation Plan. Amounts deferred into restricted stock are augmented by 20 percent to compensate for the risk of forfeiture. The number of restricted shares is determined using the average closing price of the last 30 trading days of the year. Valuation for purposes of this disclosure is based on the closing market price on the date of the award. Aggregate restricted stockholdings and value (at closing market price on December 30, 1994): Mr. Stegemeier, none; Mr. Beach 15,480 shares, $421,830; Mr. Imle 7,149 shares, $194,810; Mr. Schmale 11,151 shares,
    $303,865; Mr. Schanck 12,181 shares, $331,932; and Mr. Codon 8,084 shares,
    $220,289. Dividends are paid on restricted stock.

(D) Represents payout of performance share units under the Long-Term Incentive Plan of 1985.

(E) Allocation of Company's contributions to Unocal Savings Plan.

(F) Amount is compensation paid to Mr. Stegemeier as an officer through April 30, 1994, when he retired as an employee. Compensation for services as a director subsequent to April 30, 1994 is discussed under "Directors' Compensation" on page 6.

                             OPTION GRANTS IN 1994

                                                                    POTENTIAL REALIZABLE VALUE
                                     PERCENT                          AT ASSUMED ANNUAL RATES
                         NUMBER OF   OF TOTAL                       OF STOCK PRICE APPRECIATION
                         SECURITIES  OPTIONS                            FOR OPTION TERM(C)
                         UNDERLYING GRANTED TO EXERCISE                      (DOLLARS)
                          OPTIONS   EMPLOYEES    PRICE   EXPIRATION ---------------------------
          NAME           GRANTED(A) IN 1994(B) ($/SHARE)    DATE         5%           10%
          ----           ---------- ---------- --------- ---------- ---------------------------
Mr. Beach...............   46,436      5.67%    $26.375  3/28/2004      $770,239     $1,951,937
Mr. Imle................   30,512      3.72     $26.375  3/28/2004       506,106      1,282,572
Mr. Schmale.............   22,095      2.70     $26.375  3/28/2004       366,492        928,763
Mr. Schanck.............   11,145      1.36     $26.375  3/28/2004       184,863        468,480
Mr. Codon...............   10,427      1.27     $26.375  3/28/2004       172,954        438,299

                      ASSUMED PRICE APPRECIATION
                    ------------------------------
                          5%             10%
                    -------------- ---------------
Assumed price per
 share on
 3/28/2004......... $        42.96 $         68.41
Gain on one share
 valued at $26.375
 on 3/28/94........ $        16.59 $         42.03
Gain on all shares
 (based on
 244,198,701 shares
 outstanding at
 12/31/94)......... $4,050,547,243 $10,264,881,990
Gain for all 1994
 optionees (based
 on 819,628
 options).......... $   13,595,248 $    34,453,028
Optionee gain as a
 percentage of
 total shareholder
 gain..............           0.3%            0.3%

- --------

(A) The options were granted pursuant to the Long-Term Incentive Plan of 1991. The exercise price of the options is the average of the highest and lowest trading price of transactions in Unocal common stock as reported in the New York Stock Exchange Composite Transactions quotations for the date of grant. The maximum option exercise period is ten years from the date of the grant. The optionees may pay for option stock with cash, Unocal stock they already own, or with proceeds from the sale of stock acquired by exercise of the option (a cashless exercise). The options become exercisable in four equal installments. The first 25% became exercisable on 9/28/94 and the remaining options become exercisable in equal installments on 3/28/95, 3/28/96 and 3/28/97. Vesting of options ceases upon termination of employment. A participant who exercises an option prior to age 60 receives 50% of the share price appreciation in the form of restricted stock. The options cease to be exercisable upon termination of employment, with the following exceptions: a participant who retires at or after age 65 or under conditions determined by the Committee to be for the convenience of the Company is granted three years in which to exercise the options.

(B) Total options granted in 1994: 819,628.

(C) Use of the assumed stock price appreciation of 5% and 10% each year for the option period is required by Securities and Exchange Commission Regulation S-K. No valuation method can accurately predict future stock price or option values because there are too many unknown factors. If the stock price does not increase, the options will have no value.

                  AGGREGATED OPTION/SAR EXERCISES IN 1994 (A)
                      AND DECEMBER 31, 1994 OPTION VALUES

                                                           VALUE OF IN-THE-
                               NUMBER OF SECURITIES          MONEY OPTIONS
                              UNDERLYING UNEXERCISED        AT 12/31/94(C)
                              OPTIONS AT 12/31/94(B)           (DOLLARS)
                             ------------------------- -------------------------
NAME                         EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- ----                         ----------- ------------- ----------- -------------
Mr. Stegemeier..............   293,958        None     $1,103,956     $     0
Mr. Beach...................    87,431      58,762        190,083      73,998
Mr. Imle....................   107,755      42,407        426,684      62,892
Mr. Schmale.................    78,647      30,094        329,433      43,327
Mr. Schanck.................    17,505      14,770         31,310      21,529
Mr. Codon...................    16,463      13,804         26,125      18,052

- --------
(A) No options were exercised in 1994 by a named executive officer. There are no outstanding SARs.

(B) Includes options with exercise prices greater than market price on December 30, 1994.

(C) The price of $27.25, which was the closing price of Unocal common stock as reported in the New York Stock Exchange Composite Transaction quotations on December 30, 1994, was used to value options.

                   LONG-TERM INCENTIVE PLANS--AWARDS IN 1994

                          PERFORMANCE  PERIOD UNTIL THRESHOLD  TARGET    MAXIMUM
                          SHARE UNITS   MATURATION   NUMBER   NUMBER OF  NUMBER
NAME                      (NUMBER)(A)   OR PAYOUT   OF SHARES  SHARES   OF SHARES
- ----                      -----------  ------------ --------- --------- ---------
Mr. Stegemeier...........   24,006(B)    12/31/97        0     24,006    48,012
Mr. Beach................   14,468       12/31/97        0     14,468    28,936
Mr. Imle.................    9,300       12/31/97        0      9,300    18,600
Mr. Schmale..............    6,600       12/31/97        0      6,600    13,200
Mr. Schanck..............    3,900       12/31/97        0      3,900     7,800
Mr. Codon................    3,663       12/31/97        0      3,663     7,326

- --------
(A) The actual number of performance shares paid out is based on the Company's return to stockholders for the four year performance period compared to that of a group of peer companies selected by the Compensation Committee. The formula for determining the payout percentage is: [1 + (5 times Unocal's average annual return to stockholders)] divided by [1 + (5 times the average annual return to stockholders for the 19 peer group companies)]. Return to stockholders is defined as share price appreciation plus reinvested dividends.

(B) If a participant retires at or after age 65 and before the end of the 48-month performance period (12/31/97) the award is prorated for the actual number of months of service. Since Mr. Stegemeier retired as an officer May 1, 1994, the number of his performance share units and the target number of shares were reduced to 1,955, and the maximum number of shares was reduced to 3,910.

                             PENSION PLAN BENEFITS
                      ESTIMATED ANNUAL RETIREMENT BENEFITS

                                         YEARS OF SERVICE
       COVERED         --------------------------------------------------------
   COMPENSATION (A)       25         30         35          40           45
   ----------------    --------   --------   --------   ----------   ----------
      $   50,000       $ 30,100   $ 32,900   $ 36,100   $   40,100   $   44,100
         100,000         50,100     56,900     64,100       72,100       80,100
         200,000         90,100    104,900    120,100      136,100      152,100
         400,000        170,100    200,900    232,100      264,100      296,100
         600,000        250,100    296,900    344,100      392,100      440,100
         800,000        330,100    392,900    456,100      520,100      584,100
       1,000,000        410,100    488,900    568,100      648,100      728,100
       1,200,000        490,100    584,900    680,100      776,100      872,100
       1,400,000        570,100    680,900    792,100      904,100    1,016,100
       1,600,000        650,100    776,900    904,100    1,032,100    1,160,100

- --------

(A) Covered compensation is the annual average compensation in the three highest paid years out of the last ten years preceding retirement.

  The Company has a noncontributory defined benefit retirement plan covering substantially all employees that provides participants with retirement benefits based on a formula relating such benefits to compensation and years of service. The amount of these benefits is limited by the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code. Where that occurs, the Company has a retirement supplement designed to maintain total retirement benefits at the Retirement Plan formula level. The estimated annual benefits from the plans described above and Social Security to participants at age 65 or older, including all persons named in the Summary Compensation Table, are shown in the table above. The benefits shown are payable in the form of a straight life annuity.

  The compensation used for pension purposes consists of the amounts shown in the Salary and Bonus columns of the Summary Compensation Table. Also included in covered compensation is the amount of bonus that the participant elected to defer into restricted stock. Covered compensation is the annual average compensation in the three highest paid years out of the last ten years preceding retirement.

  Covered compensation and credited full years of service under the Plan as of year-end 1994 for individuals named in the Summary Compensation table are as follows: $825,603 and 33 years for Mr. Beach; $272,126 and 20 years for Mr.
Codon: $607,232 and 28 years for Mr. Imle; $282,926 and 18 years for Mr. Schanck; and $459,889 and 25 years for Mr. Schmale. Mr. Stegemeier retired May 1, 1994 with 42 years of service and benefits equal to $887,252 annually.

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

  The Company does not have employment contracts with the named executive officers, nor does it have any arrangements with executive officers concerning a change-in-control. However, the Management Incentive Program allows the Compensation Committee to accelerate the vesting of restricted stock, declare previously granted options immediately exercisable, and accelerate the payment of previously granted Performance Shares in certain situations. These are: a public tender for all or part of the Company's stock; a proposal submitted to the stockholders to merge, consolidate, or otherwise combine the Company with another company; or another situation that the Compensation Committee determines is similar.

  The Company maintains a Termination Allowance Plan applicable to almost all employees. The plan generally provides for 2 weeks of pay for each year of service, up to a maximum of 52 weeks of pay, if an employee's job is eliminated.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  As of December 31, 1994, the following entity was known by the Company to own beneficially more than 5% of the Company's common stock:

                                      AMOUNT AND NATURE    PERCENT OF
                 OWNER             OF BENEFICIAL OWNERSHIP CLASS (A)
                 -----             ----------------------- ----------
      FMR Corp.                        16,254,651 (B)         6.16
      82 Devonshire Street
      Boston, Massachusetts 02109

- --------
(A) Based on 263,770,919 shares, which includes 16,666,667 shares assuming the conversion of all of the Company's 10,250,000 shares of convertible preferred stock and 2,905,551 shares assuming the exercise of all Company awarded stock options exercisable through March 1, 1995.

(B) Based on a Schedule 13G dated February 13, 1995. FMR Corp. beneficially owned all of the 16,254,651 shares through affiliates. This number included 5,214,094 shares resulting from the assumed conversion of 3,206,700 shares of Unocal's convertible preferred stock. FMR Corp. had the sole power to vote or to direct the vote of 1,676,168 shares. The voting of the remaining shares is carried out under written guidelines established by the Boards of Trustees of the funds for which Fidelity Management & Research Company serves as investment adviser. FMR Corp. has sole power to dispose or to direct the disposition of all 16,254,651 shares.

                                    ITEM 2.
                         RATIFICATION OF APPOINTMENT OF
              COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS

  The stockholders will be asked to ratify the appointment of the firm of Coopers & Lybrand L.L.P. as independent accountants for 1995. This appointment was made by the Board of Directors on the recommendation of its Accounting, Auditing & Ethics Committee.

  Coopers & Lybrand L.L.P., one of the nation's largest public accounting firms, has served as the Company's independent accountants for the past 50 years. Representatives of the firm are expected to be present at the Annual Meeting and will have the opportunity to make a statement if so desired and will be available to respond to questions.

  The affirmative vote of a majority of the shares present in person or by proxy at the meeting, and entitled to vote on this item, is required for ratification of the appointment.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS FOR 1995. THE PROXY HOLDERS WILL VOTE ALL PROXIES RECEIVED FOR RATIFICATION UNLESS INSTRUCTED OTHERWISE.

                                    ITEM 3.
                              STOCKHOLDER PROPOSAL

  A stockholder has given notice that the following proposal will be presented at the meeting:

    "WHEREAS Unocal Canada Management Limited has constructed a sour gas processing plant in northern Alberta on the contested aboriginal lands of the Lubicon Lake Indian Nation;

    AND WHEREAS the Lubicon Lake Indian Nation publicly opposes construction and operation of Unocal Canada's sour gas processing plant for environmental and health reasons;

    AND WHEREAS both levels of Canadian government have publicly acknowledged that the Lubicon Lake Indian Nation has rights to traditional Lubicon lands although there remains disagreement as to the exact nature and extent of those rights;

    AND WHEREAS the dispute over Lubicon land rights has attracted international attention including a decision by the U.N. Human Rights Committee that development activity in the unceded Lubicon territory violates the civil and political rights of the Lubicons and charges by the World Council of Churches that development activities in the unceded Lubicon territory could have genocidal consequences for the Lubicon people;

    AND WHEREAS the history of the Lubicon dispute and the support which the Lubicon people enjoy both within Canada and internationally ensures that the Unocal Canada sour gas processing plant will remain a source of continuing controversy for as long as it is located in the unceded Lubicon territory including the possibility of triggering an international consumer boycott of Unocal;

    AND WHEREAS the Unocal Canada sour gas processing plant in northern Alberta is part of the larger question facing Unocal of the impact and implications of Unocal activities upon Indigenous societies worldwide;

    AND WHEREAS opposition to the construction and operation of Unocal Canada's sour gas processing plant in the unceded Lubicon territory may therefore create continuing negative publicity for Unocal operations and an unstable investment climate jeopardizing returns to Unocal shareholders;

    NOW THEREFORE BE IT RESOLVED that the shareholders of Unocal request the Board of Directors to prepare a full written report to all shareholders (omitting proprietary information) within three months of the 1995 Annual Meeting providing information on Unocal Canada's involvement in the Lubicon territory, the newly constructed sour gas processing plant, alternatives to putting this sour gas processing plant into operation, the likely consequences for Unocal if this sour gas processing plant is put into operation in the Lubicon territory and the impact and implications of Unocal activities upon Indigenous societies worldwide. This report should contain information on the situation provided directly by the Lubicons as well as by the officials of Unocal Canada."

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

    Unocal firmly adheres to the principles of open and honest communication in all of our business dealings, regardless of where we operate. From the onset of our activities in the remote Slave field in Northern Alberta, Unocal Canada has worked hard at being a good corporate citizen. We have taken particular care to be sensitive to the concerns of our nearest and only neighbors, a small settlement of Lubicon Lake Indians living in Little Buffalo, 12 miles away. This includes making every effort to share information with the Lubicons about both our current and projected activities in the region.

    Now, Unocal is being asked to prepare a special report pertaining to the recent addition of a slightly sour gas processing plant immediately adjacent to our existing oil handling facility and sweet gas plant. We have been operating at this site since 1983. The upgraded plant will allow the processing for sale of sour gas that cannot be processed in the original plant. The addition of on-site sour gas processing operations also will allow for that portion of natural gas production that is currently flared to be recovered for sale. In addition to being a very common procedure at gas plants throughout North America, this is an energy efficient and environmentally viable way of optimizing resources.

    All the issues surrounding our plant's sour gas expansion have already been thoroughly examined in a recent public forum conducted by the Alberta Energy Resources Conservation Board (ERCB). Therefore, we do not believe that Unocal should have to prepare a special report.

    At the request of the Lubicons, the ERCB, the preeminent regulatory agency charged with overseeing energy resources for the province, conducted public hearings in November and December, 1994 to re-examine the permitting of our plant expansion. Throughout the 11-day hearings, Unocal executives, engineers and technical consultants provided extensive testimony documenting the health, safety and environmental soundness of the proposed sour gas facility. We also detailed our systematic efforts to communicate this information with the Lubicons. The hearings allowed the Lubicons and their supporters ample opportunity to cross-examine our testimony and question the expert witnesses.

    On February 23, 1995 the ERCB issued its ruling, reaffirming its approval of our sour gas expansion and approving the application by Alberta Power Limited to provide electrical hook-up for the new plant. In a news release dated February 23 and in a 30-page report detailing its findings, the ERCB concluded that "It believes the plant can be operated in a safe manner and should not represent any substantive risk to people living in the area or their future lifestyle on the proposed reserve."

    The ERCB also stated that it believes Unocal genuinely tried to communicate its proposed activities and discuss the new sour gas operations with the Lubicons. "The Board believes that at the time the approval was issued, suitable efforts were made to brief the Lubicons about the activity in the area."

  The ERCB further concluded that the hearing itself "provided the Lubicons an opportunity to receive clear details of the project and identify their concerns; thus allowing the Board to examine these concerns, weigh the evidence provided, and apply the test of public interest in retrospect."

    As we stated repeatedly, Unocal would never have proceeded with construction had we not believed we had the concurrence of the Lubicons. During the early stages of our permitting process and considerably prior to construction, Unocal representatives met twice in August and November 1993 with the Lubicon Chief and other Lubicon representatives specifically to discuss the proposed expansion. Following the meetings, Unocal Canada received two letters signed by the Lubicon Chief. The letter dated December 9, 1993 stated that the Lubicons would not oppose the plant expansion, while the letter dated January 19, 1994 said the Lubicons would not oppose the new flow (feeder) lines.

    It is patently false to claim that our activities "could have genocidal consequences" for the Lubicons. Technical reports by independent environmental consulting firms made public at the hearings conclusively demonstrate that the sour gas operations would not pose any adverse health or environmental risk. In fact, with electrification, the new plant will virtually eliminate existing emissions of approximately 1.3 metric tons/day of nitrogen oxides and 0.1 metric tons/day of carbon monoxide. We anticipate sulfur emissions to be less than half the licensed limit of .635 metric tons/day. Unocal intends to carefully monitor these emissions at both the site and on Lubicon land.

    We also believe that a report on our activities in the Slave field is inappropriate because it involves issues beyond our ability to effect. The ERCB hearings made clear that an important concern for the Lubicons is their unresolved aboriginal land dispute dating back to the 1930s with Canada's federal and provincial governments. According to Canada's Department of Indian Affairs and Northern Development, the Lubicons claim 25,000 square miles -- about 10 percent of the province of Alberta -- as rightfully theirs, along with $1 billion in damages. The Alberta and Canadian governments reject the Lubicon's claim to aboriginal rights, but have tried repeatedly to offer compromise settlements.

    The dispute regarding territorial claims is clearly an issue which must be resolved between the Lubicons and the governments involved. Although the ERCB has no jurisdiction over Indian land entitlement issues, it did note that Unocal holds all proper mineral leases and regulatory permits for the Slave region. Under the circumstances, we do not believe it is appropriate for us to attempt to comment on something that clearly lies outside our purview and must necessarily be settled by Canadian authorities.

    Given the fact that the appropriate regulatory body exhaustively examined the issue of our proposed sour gas operations in a fair and democratic process, we do not see a need for any further documentation on this matter. Over 2,000 pages of transcript detailing our plant safety and right to energy development in the region are now in the public domain. It would be presumptuous for Unocal, as an American corporation, to comment on the Canadian government's authority to examine the concerns of its citizens on what is essentially a local matter and render a legally binding decision. Unocal is committed, however, to being a good neighbor to the Lubicons, as we are to all people in areas where we operate. We will continue to openly and honestly share information and encourage two-way communications. Unocal Canada will also continue to extend our offer of skills training, employment and technical assistance to the Lubicons and otherwise try to help them in their efforts to retain a sustainable lifestyle.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL. THE PROXY HOLDERS WILL VOTE ALL PROXIES RECEIVED AGAINST THIS PROPOSAL UNLESS INSTRUCTED OTHERWISE.

  The affirmative vote of a majority of the shares present in person or by proxy at the meeting, and entitled to vote on this item, is required for approval of this proposal.

                                    ITEM 4.
                              STOCKHOLDER PROPOSAL

  A stockholder has given notice that the following proposal will be presented at the meeting:

    "WHEREAS: UNOCAL's Statement of Principles functions as the company's code of conduct for doing business internationally. In it UNOCAL promotes:

  --Conduct for doing business in a way that engenders pride in our employees and respect from the world community;

  --A safe and healthful work place and equal opportunity employment;

  --Improving the quality of life in communities where we do business so that UNOCAL's "presence enhances people's lives in long lasting, meaningful ways";

  --Protecting the Environment and encouraging meaningful dialogue with shareholders, employees, media and the public.

  --"Be a Good Corporate Citizen" UNOCAL's code concludes.

    We commend UNOCAL for creating such a set of forward looking guidelines. However we believe those guidelines fall short in vitally important areas and that in fact UNOCAL's international conduct at times is in direct conflict with the company's own guidelines.

    Take the case of UNOCAL's expanding involvement in the police state of Burma for example, one of the world's most repressive countries, as confirmed by Amnesty International and the U.S. State Department. Many human rights groups feel that UNOCAL's controversial connection with the illegitimate military junta in fact hurts our reputation more than it builds "respect in the world community." Furthermore, a clear case can be made that UNOCAL's Burma involvement strengthens the repressive military government through the payment of tens of millions of dollars as payment for exploration rights, goods and services now and in the future, providing legitimacy to an ostracized government by investing there and portraying the country in a positive light which helps counter growing international criticism. This is in direct conflict with the company's pledge to enhance people's lives in meaningful ways.

    But Burma is only one example. UNOCAL also does business in other countries with controversial human rights records: Azerbaijan, Indonesia, China and Thailand.

    Thus we believe the UNOCAL Principles need significant expansion. Entirely absent from the present Principles is clear human rights criteria. For example Levi Strauss, in its Guidelines of Country Selection, states, "We should not initiate or renew contractual relationships in countries where there are pervasive violations of human rights." Other companies, such as Reebok and Phillips-Van Heusen, make commitments in their codes to honor human rights.

    RESOLVED That shareholders request the Board to review and update the Unocal Principles and report their revisions to shareholders and employees by September 1995. In its review the Board shall include a section advising Unocal on making decisions on investing in or withdrawing from countries where there is a pattern of on-going and systemic violations of human rights, where a government is illegitimate or where there is a call by human rights advocates, pro-democracy organizations or legitimately elected representatives for economic sanctions against their country.

                              SUPPORTING STATEMENT

    We believe our company policy has a major loophole that needs to be addressed as it does business internationally. This resolution urges our Directors to take leadership and add to our Code."

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

    Unocal is committed to meeting the highest ethical standards in all of our operations, at home and abroad. Our respect for human rights is absolute. We do not tolerate human rights abuses in connection with any of our projects. This commitment underlies our entire Statement of Principles, which was fully reviewed and published only nine months ago (July, 1994). The Statement, which is our code of conduct for doing business internationally, is sufficiently broad and current that it does not need to be updated or revised:

  MEET THE HIGHEST ETHICAL STANDARDS IN ALL OF OUR BUSINESS ACTIVITIES:

  . Conduct business in a way that engenders pride in our employees and respect from the world community.

  TREAT EVERYONE FAIRLY AND WITH RESPECT.

  . Offer equal employment opportunity for all host country nationals, regardless of race, ethnic group, or sex.

  . Make sure that a very high percentage of the work force is made up of nationals.

  . Train and develop national employees so they have full access to opportunities for professional advancement and positions at higher levels in the organization.

  MAINTAIN A SAFE AND HEALTHFUL WORKPLACE.

  . As employees, value and protect each other's health and safety as highly as we do our own.

  USE LOCAL GOODS AND SERVICES AS MUCH AS PRACTICAL, WHENEVER THEY'RE COMPETITIVE AND FIT OUR NEEDS.

  IMPROVE THE QUALITY OF LIFE IN THE COMMUNITIES WHERE WE DO BUSINESS.

  . Contribute--and not just economically--to local communities, so that our presence enhances people's lives in long-lasting, meaningful ways.

  PROTECT THE ENVIRONMENT.

  . Take our environmental responsibilities seriously and abide by all environmental laws of our host country, as we do in the United States.

  COMMUNICATE OPENLY AND HONESTLY.

  . Maintain our policy of encouraging meaningful dialogue with concerned shareholders, employees, the media, and members of the public.

  BE A GOOD CORPORATE CITIZEN AND A GOOD FRIEND OF THE PEOPLE OF OUR HOST
COUNTRY.

  We know firsthand that our presence has generated positive change in developing nations, regardless of their political leadership. Over the past 25 years, we've seen our activities improve the quality of life for many thousands of families and their communities in Indonesia, the Philippines, and Thailand. Energy development has been essential to the growth of their economies.

  Unocal is a co-venturer in a major natural gas project in the Yadana field offshore Myanmar. We hold a minimum interest of 28.26 percent. Total, the French energy company, is the operator. The Yadana field could prove to contain a significant amount of natural gas. Production is expected to begin in 1998 and reach 525 million cubic feet per day by 1999. The gas will be transported by pipeline to Thailand.

  For Myanmar, isolated from other nations for more than 30 years, natural gas development is a first big step toward rejoining the world community. We believe that our natural gas project will become a lasting part of Myanmar's economic infrastructure, gradually opening doors and broadening minds. This will take time, but Unocal's participation in a prior exploration project shows the potential.

  From 1990-92, our onshore exploration activities in Myanmar created 2,000 good-paying jobs. Local people acquired valuable new skills and knowledge. Drillers upgraded their safety practices. Field personnel were taught first aid. Cooks learned the basic principles of hygiene. Doctors received modern training and medical supplies. In some cases, employees got their first opportunity to travel outside Myanmar. People from a wide range of ethnic groups worked together in an environment of mutual understanding and respect. Unocal expatriates lived and worked among local employees. Our presence helped open doors to new ideas and values.

  In the current project, Total, the operator, with our enthusiastic support, is investigating the types of projects that would be most beneficial to the people who live in the 13 villages nearest the pipeline route. These projects will improve the health, environment and vocational needs of the people. Total has also instituted employment procedures whereby qualified people are freely selected by village committees and hired so that they represent proportionally the ethnic makeup of the villages.

  We believe that the issues of international diplomacy are inappropriate for inclusion in our Statement of Principles. Unocal strongly feels that, as a matter of good business practice, we should remain politically neutral in the countries where we operate.

  We share President Clinton's view, expressed late last year in a major foreign policy address. "I don't think we have to choose between increasing trade and fostering human rights and open societies. Experience shows us over and over again that commerce can promote cooperation; that more prosperity helps to open societies to the world; and that the more societies are open the more they understand that maximizing freedom and prosperity can go hand in hand." The ASEAN nations clearly support the concept of constructive engagement, understanding that bringing Myanmar gradually into the economic life of the region does more to promote democratic principles than does a policy of isolation, which has failed to change the situation in Myanmar during the last decades.

  The Board believes that Unocal's Statement of Principles fully and clearly describes the company's commitment and responsibilities to individuals, local communities, and host countries. The company's investments and activities in Myanmar will continue to follow the highest ethical standards and, over time, will bring significant, lasting benefits to the people of that country.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL. THE PROXY HOLDERS WILL VOTE ALL PROXIES RECEIVED AGAINST THIS PROPOSAL UNLESS INSTRUCTED OTHERWISE.

  The affirmative vote of a majority of the shares present in person or by proxy at the meeting, and entitled to vote on this item, is required for approval of this proposal.

  The names and addresses of the stockholder proponents, and information regarding their Unocal common stockholdings, will be furnished promptly upon receipt of any telephone or written request to the Secretary of the Company.

                                    ITEM 5.
                                 OTHER MATTERS

  In accordance with Article III, Section 7 of the Company's Bylaws, for business to be properly brought before an annual meeting by a stockholder, the Corporate Secretary must have received written notice at least 30 days prior to the meeting. The notice shall set forth the matters proposed to be brought before the meeting including a brief description of the business and the reasons for conducting such business, the stockholder's name and address and the number of shares represented, and any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with these procedures.

  So far as the Board of Directors now knows or has determined, no other matters will be acted upon at the meeting. If other business properly comes up for action at said meeting or any adjournment thereof, the proxies will be voted with respect thereto in accordance with the discretion of the proxy holders.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

  Stockholder proposals for inclusion in the Company's Proxy Statement for the Annual Meeting to be held on May 20, 1996, must be received by the Corporate Secretary at the Unocal Center, 1201 West 5th Street, Los Angeles, California 90017, on or before December 12, 1995.

                                          By Order of the Board of Directors

                                          /s/ DENNIS P. R. CODON

                                          Dennis P. R. Codon
                                          Vice President, General Counsel,
                                          and Corporate Secretary

April 11, 1995
Los Angeles, California

                    [FACING IDENTIFICATION MARK APPEARS HERE]

                                                       NO POSTAGE
                                                      NECESSARY IF
                                                      MAILED IN THE
                                                      UNITED STATES

                                              [HORIZONTAL BARS APPEARS HERE]


            BUSINESS REPLY MAIL
            FIRST CLASS MAIL       PERMIT NO. 4035        Los Angeles, CA

            POSTAGE WILL BE PAID BY ADDRESSEE

            UNOCAL CORPORATION
            ATTN: CORPORATE SECRETARY, DEPT. B
            P. O. BOX 3235
            LOS ANGELES, CA 90051-9944



                                     [POSTNET BARCODE APPEARS HERE]

UNOCAL CORPORATION

[_] I plan to attend the Annual Stockholders Meeting on Monday, May 22, 1995.


- --------------------------------------------------------------------------------
Name                     (Please print)


- --------------------------------------------------------------------------------
Address
                                               (    )
- --------------------------------------------------------------------------------
City                        State    Zip       Telephone No.

STOCKHOLDER COMMENTS

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

It may not be possible to respond individually to all comments.

                   [FACING IDENTIFICATION MARK APPEARS HERE]


                                                           NO POSTAGE
                                                          NECESSARY IF
                                                          MAILED IN THE
                                                          UNITED STATES

                                                 [HORIZONTAL BARS APPEARS HERE]

            BUSINESS REPLY MAIL
            FIRST CLASS MAIL     PERMIT NO. 4035      Los Angeles, CA

            POSTAGE WILL BE PAID BY ADDRESSEE

            UNOCAL CORPORATION
            ATTN: CORPORATE SECRETARY, DEPT. R
            P. O. BOX 3235
            LOS ANGELES, CA 90051-9944


                                     [POSTNET BARCODE APPEARS HERE]

UNOCAL CORPORATION
[_] I plan to attend the Annual Stockholders Meeting on Monday, May 22, 1995.


- --------------------------------------------------------------------------------
Name                     (Please print)


- --------------------------------------------------------------------------------
Address
                                               (    )
- --------------------------------------------------------------------------------
City                        State    Zip       Telephone No.

STOCKHOLDER COMMENTS

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

It may not be possible to respond individually to all comments.

                                    UNOCAL CORPORATION
                                    C/O CHEMICAL TRUST COMPANY OF CALIFORNIA
                                    P.O. Box 24721, Church Street Station
                                    New York, NY 10242-4721

                              [LOGO OF UNOCAL CORPORATION]

                                    Board of Directors Proxy
                                    ANNUAL MEETING OF STOCKHOLDERS: MAY 22, 1995

MacDonald G. Becket, Frank C. Herringer and Donald P. Jacobs, or any of them, with full power of substitution, are hereby appointed by the signatory of this Proxy to vote all shares of Common Stock held by the signatory on May 22, 1995, at the Annual Meeting of Stockholders of Unocal Corporation, and any adjournment thereof, on each of the items on the reverse side and in accordance with the directions given there and, in their discretion, on all other matters that may properly come before the Annual Meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 AND 2 AND AGAINST ITEMS 3 AND 4.
                                  ---                   -------

                         (Continued, and to be dated and signed on reverse side)


                             FOLD AND DETACH HERE


                     YOUR VOTE IS IMPORTANT TO THE COMPANY

                     PLEASE SIGN AND RETURN YOUR PROXY BY
                   TEARING OFF THE TOP PORTION OF THIS SHEET
            AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE

[LOGO OF UNOCAL CORPORATION]
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD       [ X ]       Please mark
OF DIRECTORS FOR THE ANNUAL MEETING OF                            your votes
STOCKHOLDERS OF UNOCAL CORPORATION                                 like this


_____________________     _____________________
       COMMON             DIVIDEND REINVESTMENT

- --------------------------------------------------------------------------------
           The Board of Directors recommends votes FOR Items 1 and 2
- --------------------------------------------------------------------------------
Item 1:  Election of the following nominees as directors:
         Frank C. Herringer, John F. Imle, Jr., Donald P. Jacobs, J. Steven Whisler and Marina v.N. Whitman, for three-year terms that expire in 1998 and John W. Creighton, Jr., for a two-year term that expires in 1997

         FOR ALL     [    ]       WITHHOLD AUTHORITY           [    ]
         Nominees                 to vote for ALL Nominees

           Withhold authority to vote for the following nominee(s):

         ___________________________________________________________________

- --------------------------------------------------------------------------------
Item 2: Ratification of appointment of Coopers & Lybrand L.L.P. as independent accountants

         FOR      [    ]       AGAINST       [    ]       ABSTAIN      [    ]
- --------------------------------------------------------------------------------
         The Board of Directors recommends votes AGAINST Items 3 and 4
- --------------------------------------------------------------------------------
Item 3: Stockholder proposal: report on a gas plant expansion in Northern Alberta, Canada

         FOR      [    ]       AGAINST       [    ]       ABSTAIN      [    ]
- --------------------------------------------------------------------------------
Item 4: Stockholder proposal: review and report on Unocal's statement of principles regarding international business

         FOR      [    ]       AGAINST       [    ]       ABSTAIN      [    ]
- --------------------------------------------------------------------------------


                                           CHECK THIS BOX FOR OPEN BALLOT   [_]
                                         (If you check this box, the company
                                          will be given access to your proxy)

                                       Please mark, date and sign as your name
                                       appears to the left and return in the
                                       enclosed envelope. If acting as executor, administrator, trustee or guardian, you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder should sign.

                                       Dated____________________________________

                                       Signature(s)_____________________________

                                       _________________________________________
                                        see other side for important information

                             FOLD AND DETACH HERE

        Return the business reply card from inside the proxy statement if you plan to attend

                               ADMISSION TICKET

                         [LOGO OF UNOCAL CORPORATION]

                      1995 Annual Meeting of Stockholders

                             Monday, May 22, 1995
                                  10:00 A.M.
                            14141 Southwest Freeway
                           Sugar Land, Texas 77478

PLEASE ADMIT                                                    NON-TRANSFERABLE

[Name and Address Here]

[LOGO OF UNOCAL]   BOARD OF DIRECTORS PROXY
                   ANNUAL MEETING OF STOCKHOLDERS
                   MAY 22, 1995

                   UNOCAL CORPORATION
                   C/O CHEMICAL TRUST COMPANY OF CALIFORNIA
                   CHURCH ST. STA., P.O. BOX 24721,
                   NEW YORK, NY 10242-4721

MacDonald G. Becket, Frank C. Herringer and Donald P. Jacobs, or any of them, with full power of substitution, are hereby appointed by the signatory of this proxy to vote all shares of Common Stock held by the signatory at the 1995 Annual Meeting of Stockholders of Unocal Corporation, and any adjournment thereof, on each of the items on the reverse side and in accordance with the directions given there and, in their discretion, on all other matters that may properly come before the Annual Meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE AND, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 AND 2 AND AGAINST ITEMS 3 AND 4.

                          (Continued and to be dated and signed on reverse side)



(Continued from other side)                   THIS PROXY IS SOLICITED ON
                                              BEHALF OF THE BOARD OF DIRECTORS
                   [LOGO OF UNOCAL]           FOR THE MAY 22, 1995 ANNUAL
                                              MEETING OF STOCKHOLDERS

 UNOCAL CORPORATION'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTES FOR ITEMS 1 AND 2


Item 1: Election of the following
        nominees as directors:
        Frank C. Herringer, John F. Imle, Jr.,   WITHHOLD AUTHORITY TO VOTE FOR
        Donald P. Jacobs, J. Steven Whisler      THE FOLLOWING NOMINEE(S):
        and Marina v.N. Whitman for three-year
        terms that expire in 1998 and John W.    -------------------------------
        Creighton, Jr., for a two-year term
        that expires in 1997

          [_]  FOR ALL   [_] WITHHOLD AUTHORITY
               NOMINEES      TO VOTE FOR ALL OF THE
                             NOMINEES



Item 2: Ratification of appointment of Coopers & Lybrand L.L.P. as independent accountants
       [_]  FOR   [_]  AGAINST  [_]  ABSTAIN

UNOCAL CORPORATION'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTES AGAINST ITEMS 3 AND 4


Item 3: Stockholder proposal:
        report on a gas plant expansion
        in Northern Alberta, Canada

       [_]  FOR   [_]  AGAINST  [_]  ABSTAIN

                                              Signature(s).....................

                                              .................................

                                              Dated: ...................., 1995

Item 4: Stockholder proposal:
        review and report on Unocal's
        statement of principles
        regarding international
        business

       [_]  FOR   [_]  AGAINST  [_]  ABSTAIN

                                              PERSONS SIGNING IN
                                              REPRESENTATIVE CAPACITY SHOULD
                                              INDICATE TITLE AS SUCH.


This Proxy is limited to................ Shares

[LOGO OF UNOCAL]       BOARD OF DIRECTORS PROXY
                       ANNUAL MEETING OF STOCKHOLDERS
                       MAY 22, 1995

                       UNOCAL CORPORATION
                       C/O CHEMICAL TRUST COMPANY OF CALIFORNIA
                       CHURCH ST. STA., P.O. BOX 24721,
                       NEW YORK, NY 10242-4721

MacDonald G. Becket, Frank C. Herringer and Donald P. Jacobs, or any of them, with full power of substitution, are hereby appointed by the signatory of this proxy to vote all shares of Common Stock held by the signatory at the 1995 Annual Meeting of Stockholders of Unocal Corporation, and any adjournment thereof, on each of the items on the reverse side and in accordance with the directions given there and, in their discretion, on all other matters that may properly come before the Annual Meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THE SHARES IN YOUR ACCOUNT WILL BE VOTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS FOR ITEMS 1 AND 2 AND AGAINST ITEMS 3 AND 4.

                          (Continued and to be dated and signed on reverse side)



(Continued from other side)                   THIS PROXY IS SOLICITED ON
                                              BEHALF OF THE BOARD OF DIRECTORS
                                              FOR THE MAY 22, 1995 ANNUAL
[LOGO OF UNOCAL]                              MEETING OF STOCKHOLDERS

LONG-TERM INCENTIVE PLANS OF 1985 AND 1991, AND REVISED INCENTIVE COMPENSATION PLAN--Voting Instructions

 UNOCAL CORPORATION'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTES FOR ITEMS 1 AND 2


Item 1: Election of the following
        nominees as directors:
        Frank C. Herringer, John F. Imle, Jr.,   WITHHOLD AUTHORITY TO VOTE FOR
        Donald P. Jacobs, J. Steven Whisler       THE FOLLOWING NOMINEE(S):
        and Marina v.N. Whitman for three-year
        terms that expire in 1998 and John W.    -------------------------------
        Creighton, Jr., for a two-year term
        that expires in 1997

       [_]  FOR ALL  [_] WITHHOLD AUTHORITY
            NOMINEES     TO VOTE FOR ALL OF THE
                         NOMINEES

Item 2: Ratification of appointment of Coopers & Lybrand L.L.P. as independent accountants
       [_]  FOR   [_]  AGAINST  [_]  ABSTAIN

UNOCAL CORPORATION'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTES AGAINST ITEMS 3 AND 4


Item 3: Stockholder proposal:                 Signature(s).....................
        report on a gas plant expansion
        in Northern Alberta, Canada
                                              .................................

       [_]  FOR   [_]  AGAINST  [_]  ABSTAIN  Dated: ...................., 1995


Item 4: Stockholder proposal:
        review and report on
        Unocal's statement
        of principles regarding
        international business

                                              PERSONS SIGNING IN
                                              REPRESENTATIVE CAPACITY SHOULD
                                              INDICATE TITLE AS SUCH.

       [_]  FOR   [_]  AGAINST  [_]  ABSTAIN

This Proxy is limited to................ Shares